Exhibit 3.40

PYROPOWER CORPORATION

BY-LAWS

ARTICLE I

OFFICES

Section 1.  Registered Office in New York:  The registered office of the Corporation in the State of New York shall be located in the City of Glens Falls, County of Warren.

Section 2.  Other Offices: The Corporation may also have offices at such other places within or without the State of New York as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.  Annual Meeting:  The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before such meeting shall be held on such day during the first six months of the year and at such hour, as may be fixed from time to time by the board of directors.

Section 2.  Special Meetings:  Special meetings of shareholders for any purpose or purposes, unless otherwise prescribed by statute, by the certificate of incorporation or by these by-laws, may be called at any time by the board of directors and shall be called by the board or by the secretary at the written request of the holders of record of not less than ten percent of all the shares then outstanding.  Such request shall state the purpose or purposes of the proposed meeting.  The date and time for such special meeting shall be stated in the notice of the meeting or waiver of notice thereof.  The business transacted at any special meeting of shareholders shall be limited to the purposes stated in such notice.

Section 3.  Place of Meetings:  Meetings of shareholders shall be held within or without the State of New York at such place as may be fixed from time to time by the board of directors, or as shall be specified in the notice of any such meetings or waiver of notice thereof. If no place is otherwise fixed, such meetings shall be held at the principal office of the Corporation.

Section 4.  Notice of Meetings:  Written notice of each meeting of shareholders stating the place, date and hour of the meeting and, unless it is an annual meeting, the purpose or purposes of the meeting and the name of the person by whom or at whose direction the meeting is being called, shall be given by hand delivery, by mail or by telex to each shareholder of record not less than twenty nor more than fifty days before the date of the meeting.

Section 5.  Quorum:  The holders of record of a majority of the shares of stock issued and outstanding and entitled to vote at any meeting of shareholders, represented in person or by proxy, shall constitute a quorum for the transaction of business thereat, except as otherwise provided by statute or by the certificate of incorporation.  When a specified item of business is required to be voted on by a class or classes of shares, voting as a class, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business.  If, however, such quorum shall not be present or represented at any meeting of shareholders, a majority of the shareholders entitled to vote thereat, present in person or by proxy, or if no such shareholder is present in person or by proxy any officer entitled to preside at or act as secretary of such meeting, shall have the power to adjourn the meeting from time to time, without notice other than by announcement at the meeting (and for a period of not more than thirty days at any one time) until a quorum shall be present or represented, provided that, if after the adjournment of the meeting, the board of directors fixes a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record on the new record date. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

Section 6.  Chairman and Secretary:  Each meeting of shareholders shall be presided over by the chairman of the board of directors.  The secretary of the Corporation shall act as secretary of each meeting of shareholders or, if he shall not be present, such person as may be designated by the board of directors shall act as secretary or, in the absence of such person or if there shall be no such designation, a secretary shall be chosen at the meeting.  The person serving as secretary of the meeting shall keep minutes of the proceedings and shall cause the same to be recorded in books provided for that purpose.

Section 7.  Proxies:  Every shareholder entitled to vote at a meeting of shareholders, or to express consent to or dissent from any proposal without a meeting, may authorize another person or persons so to act for him by proxy.

Every proxy must be dated and executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date of its execution unless otherwise provided therein.  Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

Section 8.  Voting:  At each meeting of shareholders, each shareholder of record entitled to vote at the meeting shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation unless otherwise provided by law or by the certificate of incorporation.

At each meeting at which a quorum is present, the vote of the holders of a majority of the shares of stock issued and outstanding, represented, in person or by proxy, and entitled to vote thereat, shall determine all corporate matters brought before the meeting, except that when a specified item of business is required to be voted on by a class or classes, voting as a class, the holders of a majority of the shares of such class or classes present in person or by proxy, and entitled to vote thereat, shall determine such items except as otherwise required by statute or by the certificate of incorporation.

Section 9.  Written Consent in Lieu of Meeting:  Any action required or permitted to be taken by vote of the shareholders may be taken without a meeting if all the holders of record of outstanding shares who would have been entitled to vote upon the action if such meeting were held shall consent in writing to the specific corporate action being taken and such written consents are filed in the minute book of the Corporation.  Consent of a shareholder may be sent by telex, telegram or similar method if promptly confirmed by mail

ARTICLE III

DIRECTORS

Section 1.  General Powers:  The property, affairs and business of the Corporation shall be managed by its board of directors which may adopt all such rules and regulations for the conduct of its meetings and for the management of the property, affairs and business of the Corporation as it may deem proper and not inconsistent with applicable law, the certificate of incorporation and these by-laws.  The board of directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

Section 2.  Number and Qualifications:  The number of directors constituting the board of directors shall be the number, not less than three nor more than seven, fixed from time to time by a majority of the total number of directors which the Corporation would have, prior to any increase, if there were no vacancies. No decrease shall, however, shorten the term of any incumbent director.  Until otherwise fixed by the board of directors, the number of directors constituting the entire board shall be four.

Section 3.  Election and Term of Office:  The directors other than the first board of directors, shall be elected at the annual meeting of shareholders held in each year.  Each director shall serve until the annual meeting held in the next succeeding year and until his successor has been elected and has qualified, or until his prior resignation, death or removal.

Section 4.  Resignation:  Any director may resign at any time by giving written notice to the board, the president or the secretary of the Corporation.  Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

Section 5.  Removal:  Any or all of the directors may be removed, with or without cause, at any time by the vote of the holders of record of a majority of the shares of stock issued and outstanding and entitled to vote, present in person or by proxy, at a special meeting of shareholders called for that purpose, unless otherwise prescribed by statute or by the certificate of incorporation.

Section 6. Vacancies:  All vacancies occurring in the board of directors, including vacancies caused by removal with or without cause, shall be filled by vote of a majority of the directors then in office.  A director elected to fill a vacancy shall hold office for the unexpired portion of the term of his predecessor in office and until the election and qualification of his successor.

Section 7.  Annual and Regular Meetings:  An annual meeting of the board of directors for the election of officers and for the transaction of any other business shall be held in each year immediately following the annual meeting of shareholders held in such year at the place of such annual meeting of shareholders or as soon as practical after such annual meeting of shareholders at such place and time as shall be fixed by the consent in writing of all the directors.

Regular meetings of the board of directors may be held at such times as the board may from time to time determine by resolution duly adopted at any meeting of the board.

Section 8.  Special Meetings:  A special meeting of the board of directors may be called at any time by the president and shall be called by the secretary on the written request of two directors.

Section 9.  Place and Time of Regular and Special Meetings:  The board of directors may hold any regular meeting at such place and time, either within or without the State of New York, as the board may from time to time determine by resolution duly adopted at any meeting of the board.

Special meetings of the board of directors shall be held at such place and time, either within or without the State of New York, as may be fixed by the president calling the meeting or by the directors requesting the meeting as specified in their request, as the case may be; provided, however, that the time so fixed shall permit the giving of notice as provided in Section 10 of this Article III.  If no place is otherwise fixed, such regular and special meetings shall be held at the principal office of the Corporation.

Section 10.  Notice of Meetings:  Annual and regular meetings of the board of directors may be held without notice.

Notice of the time and place of each special meeting of the board of directors shall be given to each director at least thirty-six hours prior to the date of such meeting personally or by telegram, cable or telephone.  Neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice of such meeting or waiver of notice thereof.

Section 11.  Chairman of the Board:  The board of directors shall elect the Chairman of the Board at its annual meeting.  The Chairman shall preside at all meetings of the shareholders and of the board of directors.

Section 12.  Quorum and Voting:  Three directors shall constitute a quorum for the transaction of business at any meeting of the board of directors unless otherwise provided by statute or by the certificate of incorporation or by these by-laws.  The vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall constitute the act of the board of directors, unless otherwise provided by statute.  If a quorum shall not be present at any meeting of the board of directors, a majority of the directors present may adjourn the meeting from time to time, without notice other than by announcement at the meeting (and for a period of not more than thirty days at any one time in the case of an annual meeting) until a quorum shall be present.  Notice of the adjournment shall be given to all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

Section 13.  Executive and Other Committees:  The board of directors, by resolution adopted by a majority of the entire board, may designate, from among its members, an executive committee and other committees, each consisting of three or more directors.  Each such committee shall serve at the pleasure of the board of directors and each member of such committee shall hold office until the next annual meeting of the board of directors or until he shall cease to be a director, or until his death, resignation or removal, or until the board of directors shall dissolve the committee.

Section 14.  Meetings by Conference Call:  Any one or more of the members of the board of directors or any committee thereof may participate in any such meeting of the board or of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.  Participation in a meeting by such means shall constitute presence in person at the meeting.

Section 15.  Written Consent in Lieu of Meeting:  Any action required or permitted to be taken by the board of directors or any committee thereof may be taken without a meeting if all members of the board or the committee consent in writing to the adoption of a resolution authorizing the action so taken.  The resolution and the written consents thereto by the members of the board or committee shall be filed with the minutes of the proceedings of the board or committee.  Consent of a director may be sent by telex, telegram or similar method if promptly confirmed by mail.

Section 16.  Compensation:  The board of directors may from time to time by resolution fix the compensation of directors, including the Chairman of the Board of Directors, for attendance at meetings of the board or of a committee thereof, and for service to the Corporation.

ARTICLE IV

NOTICES

Section 1.  Effective Date of Notice.  Whenever, under the provisions of any statute or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or shareholder and such notice is given by mail, such notice shall be deemed to have been given when received by the director or shareholder at his address as it appears on the records of the Corporation, or if he shall have filed a written request with the secretary that notices intended for him be mailed to some other address, then directed to him at such other address.

Section 2.  Waiver of Notice:  Whenever under the provisions of any statute or of the certificate of incorporation or of these by-laws, any notice of a meeting is required to be given to any director or shareholder, a waiver thereof signed by the person or persons entitled to such notice, either in person or, in the case of a shareholder, by proxy, whether before or after the meeting, shall be deemed equivalent to the given of such notice.

Section 3.  Attendance at Meetings:  The attendance of a shareholder, in person or by proxy, or a director at any meeting, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

ARTICLE V

OFFICERS

Section 1.  Officers and Qualifcations:  The officers of the Corporation shall be a president, one or more vice-presidents, a secretary and a treasurer.  Other officers may be appointed or elected in accordance with the provisions of Section 2 of this Article V.

Any two or more offices, except for the offices of president, vice-president and secretary, may be held by the same person.  No officer need be either a director or a shareholder.

Section 2.  Election, Term of Office and Compensation:  The president, one or more vice-presidents, the secretary and the treasurer shall be elected annually by the board of directors at its annual meeting and each officer shall hold office until the next annual meeting of the board of directors and until his successor has been chosen and has qualified, or until his prior resignation, death or removal.

The board of directors may at any time appoint such other officers, including, without limitation, one or more assistant secretaries and assistant treasurers, as it shall deem necessary, who shall hold office for such term and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

The compensation of the president of the corporation shall be fixed by the board of directors.

Section 3.  Resignation:  Any officer may resign at any time unless otherwise provided in any contract with the Corporation, by giving written notice to the president or the secretary.  Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.

Section 4.  Removal:  Any officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the entire board of directors.

Section 5.  Vacancies:  Any vacancy occurring in any office, whether by reason of disqualification, resignation, death or removal, shall be filled for the unexpired portion of the term by the board of directors.

Section 6.  President:  The president shall be the chief operating officer of the Corporation, and, subject to the control of the board of directors, shall exercise general and active supervision over the management of the property, affairs and business of the Corporation.  The president shall see that all orders and resolutions of the shareholders, board of directors and executive committee, if any, are carried into effect, and, in general, shall perform all duties and shall have such authority as the board of directors may from time to time prescribe.

Section 7.  Vice-President:  The vice-president or, if there be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, exercise the powers and perform the duties of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 8.  Secretary and Assistant Secretaries:  The secretary shall perform the following duties and have the following powers:

(a)  attend all meetings of shareholders and the board of directors and record all the proceedings of such meetings in a book to be kept for that purpose, and perform like duties for the executive and other standing committees when required;

(b)  give, or cause to be given, notice of all meetings of shareholders and special meetings of the board of directors;

(c)  keep in safe custody the seal of the Corporation and affix the same to, impress or reproduce it upon, any instrument the execution and delivery of which has been authorized by the board of directors, and, when so affixed, impressed or reproduced, the seal may be attested by his signature.  The board of directors may give general authority to any other officer so to affix, impress or reproduce the seal of the Corporation and to attest the affixing, impressing or reproduction by his signature;

(d)  keep all the documents and records of the Corporation as required by law or otherwise in a proper and safe manner.  The secretary may keep the books of the Corporation, except such as are required by law to be kept within the state, outside the State of New York, at such place or places as he may from time to time determine;

(e)  perform such other duties incident to the office of secretary of the Corporation or as are from time to time assigned to him by the board of directors;

The assistant secretary, if any, or, if there are more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, or at his request, perform the duties and exercise the powers of the secretary, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

The assistant secretaries shall have the authority to affix the seal of the Corporation to, or impress or reproduce it upon, any instrument the execution and delivery of which has been authorized by the board and when so affixed, impressed or reproduced, the seal may be attested by the signature of the assistant secretary.

Section 9.  Treasurer and Assistant Treasurer:  The treasurer shall perform the following duties and have the following powers:

(a)  have the custody of the corporate funds, securities and evidences of indebtedness;

(b)  receive and give receipts and acquittances for moneys paid in on account of the Corporation;

(c)  disburse the funds of the Corporation as may be ordered or authorized by the board of directors, pay out of the funds on hand all bills, payrolls, and other just debts of the Corporation, of whatever nature, upon maturity, and take and preserve proper vouchers for such disbursements;

(d)  keep full and accurate accounts in the corporate books of receipts and disbursements;

(e)  deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors;

(f)  render to the president and the board of directors, at its regular meetings, or whenever the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation;

(g)  render a full financial report at the first semiannual meeting of the shareholders held in each year, if so requested;

(h)  be furnished by all corporate officers and agents at his request with such reports and statements as he may require as to all financial transactions of the Corporation;

(i)  perform such other duties incident to the office of treasurer of the Corporation or as are from time to time assigned to him by the board of directors.

Section 10.  Surety Bonds:  In the event that the board of directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the board may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence, for accounting while in office or acting as agent for all property, funds and securities of the Corporation which may come into his hands, and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

ARTICLE VI

CERTIFICATES FOR SHARES

Section 1.  Form and Execution of Certificates:  The shares of the Corporation shall be represented by certificates in such form as required by statute and as shall be adopted from time to time by the board of directors.  The certificates shall be numbered consecutively and registered in the books of the Corporation in the order in which they are issued, together with the number of shares represented by each certificate, the name of the person to whom the certificate is issued and the date of issuance thereof.  Each certificate shall be signed by the president or a vice-president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer, shall be sealed with the corporate seal or a facsimile thereof and shall be countersigned and registered in such manner, if any, as the board of directors may prescribe.

Section 2.  Lost, Stolen or Destroyed Certificates:  The board of directors, in its discretion, may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed.

Section 3.  Transfers of Shares:  The transfer or assignment of shares shall be made only upon the books of the Corporation by the registered owner or by his duly authorized attorney.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, and the old certificate shall be cancelled and the transaction recorded upon the books of the Corporation.

The board of directors may make such rules and regulations as it may deem expedient concerning the issue and transfer of certificates for shares of the Corporation, and may appoint transfer agents or registrars, or both, and may require all certificates of shares to bear the signature of either or both.  Nothing herein shall be construed to prohibit the Corporation from acting as its own transfer agent at any of its offices.

Section 4.  Fixing Record Date:  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the board of directors may fix, in advance, a date as the record date for any such determination of shareholders.  Such date shall not be more than fifty (50) nor less than twenty (20) days before the date of any meeting nor more than fifty (50) days prior to any other action.  When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the board fixes a new record date for the adjourned meeting.  Only such shareholders of record on the date so fixed shall be entitled to receive notice of, or to vote at, such meeting or any adjournment thereof, to give such consent or dissent, to receive payment of such dividend or the allotment of such right or to take any other such action, notwithstanding any transfer of any shares on the books of the Corporation subsequent to the record date so fixed.

Section 5.  Record Ownership:  The Corporation shall be entitled to recognize any person registered on its books as the owner of shares to be the exclusive owner in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VII

GENERAL PROVISIONS

Section 1.  Dividends: Dividends on the outstanding shares of the Corporation may be declared by the board of directors in such amounts and at such time or times as the board may determine, subject to the provisions of the certificate of incorporation and to applicable law.  Dividends may be paid in cash, in shares of the Corporation’s capital stock or in the Corporation’s property, including the shares or bonds of other corporations, subject to any provisions of law or of the certificate of incorporation.

The board of directors may, from time to time, set aside out of any funds of the Corporation available for dividends such sum or sums as the board, in its discretion, may deem proper as a reserve fund for working capital, or to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for any other purpose that the board may deem conducive to the best interests of the Corporation.  The board of directors may, in its discretion, modify or abolish any such reserve at any time.

Section 2.  Execution of Instruments:  All corporate instruments and documents, with the exception of certificates for shares of the Corporation as provided in Sectoin 1 of Article VI, shall be signed by such officers, agents or employees of the Corporation as from time to time may be designated by the board of directors or by such officer or officers to whom the board of directors may delegate the power to so designate.

Section 3.  Fiscal Year:  Except in the first year, the fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year.

Section 4.  Corporate Seal:  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal, New York”.  The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced, engraved or printed.

Section 5.  Indemnification:  To the full extent permitted by law, the Corporation shall indemnify and reimburse each person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or his testator or intestate, is or was a director or officer of the Corporation or served any other corporation of any type or kind, domestic or foreign, in any capacity at the request of the Corporation.  The Corporation shall indemnify and reimburse each employee or agent of the Corporation, or any other person other than directors or officers of the Corporation, against liabilities or legal expenses arising out of acts performed for or on behalf of or at the request of the Corporation to such extent and in such matter, permitted by law, as the board of directors may at any time or from time to time determine.

Section 6.  Stock of Other Corporations:  Subject to any specific directions of the board of directors, any rights or powers which the Corporation may have from time to time as the owner or holder of shares of stock or any other security of any other corporation may be exercised on behalf of the Corporation by the president of the Corporation in such manner as the board of directors shall from time to time determine; including, without limitation, the right or power of the Corporation to exercise at a meeting its voting rights under any such security, or to execute consents in lieu of a meeting, or to waive notice of any meeting, or to exercise or waive any subscription or other rights or options which the Corporation may have or receive as such owner or holder, or to execute a proxy or proxies with respect to any such security.

ARTICLE VIII

AMENDMENTS

These by-laws may be amended or repealed or new by-laws may be adopted at any meeting of shareholders at which a quorum is present, in person or by proxy, by the affirmative vote of the holders of a majority of shares issued and outstanding and entitled to vote thereat, provided notice of the general nature of the proposed change in the by-laws be contained in the notice of such meeting.  These by-laws may also be amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the entire board of directors at any meeting of the board.  If any by-law regulating an impending election of directors is adopted, amended or repealed by the board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-laws so adopted, amended or repealed, together with a precise statement of the changes made.  Any by-laws adopted by the board of directors may be amended or repealed by the shareholders.